UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2003

DDS TECHNOLOGIES USA, INC.

(Exact name of registrant as specified in its charter)

Nevada	001-15547	13-4253546
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

150 East Palmetto Park Road, Suite 510, Boca Raton, Florida 33432

(Address of principal executive offices) (Zip Code)

561-750-4450

Registrant's telephone number, including area code

Fishtheworld Holdings, Inc.

(Former name or former address, if changed since last report)

Item 5.     Other Events.

        (a) In order to effect a change in the registrant's domicile and name, Fishtheworld Holdings, Inc., a Florida corporation ("Fish"), on May 30, 2003, merged into its wholly owned subsidiary, DDS Technologies USA, Inc., a Nevada corporation ("DDS"), by filing a Articles of Merger in Florida and Nevada. The merger had previously been approved by the holders of a majority of the shares of Fish. Following the merger the separate corporate existence of Fish ceased and the officers and directors of Fish became the officers and directors of DDS. The shareholders of Fish had their shares converted into an equal number of shares of common stock of DDS. The issued and outstanding shares of DDS, all of which were owned by Fish, were cancelled.

Item 7.     Exhibits.

                    2.1     Articles of Merger filed in Nevada on May 30, 2003.

                    2.2     Articles of Merger filed in Florida on May 30, 2003.

                    2.3     Agreement and Plan of Merger of Fishtheworld Holdings, Inc. into
                              DDS Technologies USA, Inc.

SIGNATURES

        Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Fishtheworld Holdings, Inc.

Date: June 16, 2003	By:	/s/ Joseph Fasciglione
Name: Joseph Fasciglione
Title: Chief Financial Officer